Exhibit 99.1

BrainStorm Cell Therapeutics Reports Second Quarter 2015 Financial Results and Provides Corporate Update

HACKENSACK, N.J. and PETACH TIKVAH, Israel -- August 13, 2015 -- BrainStorm Cell Therapeutics Inc. (NASDAQ: BCLI), a leading developer of adult stem cell technologies for neurodegenerative diseases, today announced financial results and provided a business update for the second quarter ended June 30, 2015.

“We continue to advance BrainStorm’s lead program, NurOwn®, for the treatment of amyotrophic lateral sclerosis,” stated Dr. Tony Fiorino, BrainStorm’s CEO. “We announced earlier this week the completion of patient enrollment in our randomized, double-blind, placebo-controlled U.S. phase 2 trial. We are also completing preparations for our first multi-dose clinical trial, for which we will be producing three NurOwn® doses from a single bone marrow aspiration. We also continue to explore the development of NurOwn® in other clinical and preclinical areas.”

“Furthermore,” continued Dr. Fiorino, “our strong cash position of approximately $20 million provides more than adequate resources to complete the U.S. phase 2 clinical trial in 2016, to run our planned multi-dose study, and to pursue these additional research and development activities, as well as several important manufacturing initiatives.”

Second Quarter 2015 and Recent Highlights

•	Completed of enrollment in our randomized, double-blind, placebo controlled, multicenter Phase 2 US trial of NurOwn® in amyotrophic lateral sclerosis (ALS).

•	Presented phase 2a results and new analyses of pooled NurOwn® phase 1/2 and phase 2a clinical data at the American Academy of Neurology and International Society for Cellular Therapy annual meetings.

•	Validated manufacturing improvements including cryopreservation, extended stability and a shortened production time.

•	Appointed Yoram Bibring, who brings more than 25 years of financial leadership in the healthcare and technology industries, as Chief Financial Officer.

•	BrainStorm shares added to the Russell Microcap® Index.

Financial Results for the Second Quarter Ended June 30, 2015

•	Research and development expenses for the three months ended June 30, 2015 were $1,375,000, compared to $1,245,000 in the first quarter of 2015 and $877,000 in the second quarter of 2014.

•	General and administrative expenses for the three months ended June 30, 2015 were approximately $988,000, compared to $960,000 in the first quarter of 2015 and $417,000 in the second quarter of 2014.

•	Loss from operations the three months ended on June 30, 2015 was ($2,363,000) compared to ($2,205,000), in the first quarter of 2015 and ($1,294,000) in the second quarter of 2014.

•	Loss from operations for the three months ended on June 30, 2015 reflected stock based compensation expenses of $321,000 compared to $347,000 in the first quarter of 2015 and $176,000 in the second quarter of 2014.

•	Net loss for the three months ended on June 30, 2015 was ($2,265,000), or ($0.12) per share, compared to a net loss of ($2,236,000), or ($0.12) per share in the first quarter of 2015 and ($1,984,000), or ($0.16) per share in the second quarter of 2014.

•	The Company had cash, cash equivalents, and short-term deposits of approximately $19.7 million, compared to $8.5 million at December 31, 2014.

Conference Call & Webcast

Thursday, August 13, 2015 at 8:00 a.m. ET/5:00 a.m. PT

Domestic: 888-329-8893

Israel: 1 80 924 5906

International: 719-325-2354

Conference ID: 5122591

Webcast: http://public.viavid.com/player/index.php?id=115681

Replays – Available through August 27, 2015

Domestic: 877-870-5176

International: 858-384-5517

Conference ID: 5122591

About BrainStorm Cell Therapeutics Inc.

BrainStorm Cell Therapeutics Inc. is a biotechnology company engaged in the development of first-of-its-kind adult stem cell therapies derived from autologous bone marrow cells for the treatment of neurodegenerative diseases. The Company holds the rights to develop and commercialize its NurOwn® technology through an exclusive, worldwide licensing agreement with Ramot, the technology transfer company of Tel Aviv University. NurOwn® has been administered to over 50 patients with ALS in clinical trials conducted in Israel and the United States, and is currently being studied in a randomized, double-blind, placebo-controlled clinical trial in the United States. For more information, visit the company's website at www.brainstorm-cell.com.

Safe Harbor Statement

Statements in this announcement other than historical data and information constitute "forward-looking statements" and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.'s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as "may", "should", "would", "could", "will", "expect", "likely", "believe", "plan", "estimate", "predict", "potential", and similar terms and phrases are intended to identify these forward-looking statements. The potential risks and uncertainties include, without limitation, risks associated with BrainStorm's limited operating history, history of losses; minimal working capital, dependence on its license to Ramot's technology; ability to adequately protect the technology; dependence on key executives and on its scientific consultants; ability to obtain required regulatory approvals; and other factors detailed in BrainStorm's annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov. These factors should be considered carefully, and readers should not place undue reliance on BrainStorm's forward-looking statements. These forward-looking statements are based on the beliefs, expectations and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management's beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

CONTACTS

Media:	Investors:
Tony Fiorino, MD, PhD	Michael Wood
Chief Executive Officer	LifeSci Advisors, LLC
BrainStorm Cell Therapeutics Inc.	646-597-6983
201-488-0460	mwood@lifesciadvisors.com
info@brainstorm-cell.com

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

(Except share data and exercise prices)

	June 30,	December 31,
	2 0 1 5	2 0 1 4
	Unaudited	Audited
ASSETS

Current Assets:
Cash and cash equivalents	$1,301	$4,251
Short-term deposit	18,394	4,290
Account receivable	252	1,005
Prepaid expenses	114	32
Total current assets	20,061	9,578

Long-Term Assets:
Prepaid expenses	20	20
Total Long-Term Investments	20	20

Property and Equipment, Net	282	313

Total Assets	$20,363	$9,911

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Trade payables	$755	$1,542
Accrued expenses	1,505	1,347
Other accounts payable	266	224
Total Current Liabilities	2,526	3,113

Long-Term-Liabilities:
Warrants issued to investors	-	123
Total Long-Term Liabilities	-	123

Total Liabilities	2,526	3,236

Stockholders' Equity:
Stock capital:	13	11
Common stock of $0.00005 par value - Authorized: 800,000,000 shares at June 30, 2015 and December 31, 2014; Issued and outstanding: 18,480,957 and 15,281,497shares at June 30, 2015 and December 31, 2014 respectively.
Additional paid-in-capital	83,978	68,317
Accumulated deficit	(66,154)	(61,653)
Total Stockholders' Equity	17,837	6,675

Total Liabilities and Stockholders' Equity	$20,363	$9,911

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

(Except share data and exercise prices)

	Six months ended		Three months ended
	June 30,		June 30,
	2015	2014	2 0 1 5	2 0 1 4
	Unaudited		Unaudited
Operating costs and expenses:
Research and development, net	$2,620	$1,557	$1,375	$877
General and administrative	1,948	768	988	417
Operating profit (loss)	(4,568)	(2,325)	(2,363)	(1,294)
Financial (income) expenses, net	(67)	1,770	(98)	690
Net profit (loss)	$(4,501)	$(4,095)	$(2,265)	$(1,984)

Basic and diluted net profit (loss) per share from continuing operations	$(0.24)	$(0.34)	$(0.12)	$(0.16)
Weighted average number of shares outstanding used in computing basic and diluted net loss per share	18,290,343	12,080,621	18,450,464	12,416,892

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

(Except share data and exercise prices)

	Six months ended		Three months ended
	June 30,		June 30,
	2015	2014	2 0 1 5	2 0 1 4
	Unaudited		Unaudited

Cash flows from operating activities:

Net loss	$(4,501)	$(4,095)	$(2,265)	$(1,984)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of deferred charges	47	50	24	25
Expenses related to shares and options granted to service providers	108	110	108	-
Amortization of deferred stock-based compensation related to options granted to employees and directors	668	298	321	176
Decrease (increase) in accounts receivable and prepaid expenses	671	64	362	(53)
Increase (decrease) in trade payables	(787)	529	(167)	431
Increase (decrease) in other accounts payable and accrued expenses	200	(79)	(33)	(256)

Revaluation of warrants	7	1,762	-	691

Total net cash used in operating activities	$(3,587)	$(1,361)	$(1,650)	$(970)

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

U.S. dollars in thousands

(Except share data and exercise prices)

	Six months ended		Three months ended
	June 30,		June 30,
	2015	2014	2 0 1 5	2 0 1 4
	Unaudited		Unaudited

Cash flows from investing activities:

Purchase of property and equipment	$(16)	$(94)	$(16)	$-
Changes in short-term deposit	(14,104)	-	(539)	-
Investment in lease deposit	-	7	-	(2)
Total net cash used in investing activities	$(14,120)	$(87)	$(555)	$(2)
Cash flows from financing activities:

Proceeds from issuances of common stock through equity warrants and options exercises	2,348	215	-	215
Proceeds from issuance of Common stock, net	-	9,658	-	9,658
Proceeds from equity offering through issuances of equity warrants and common stock through the exercise of previously issued equity warrants	12,409	-	12	-
Redemption of warrants in cash	-	(600)	-	(600)
Total net cash provided by financing activities	$14,757	9,273	$12	9,273
Increase (decrease) in cash and cash equivalents	(2,950)	7,825	(2,193)	8,301
Cash and cash equivalents at the beginning of the period	$4,251	$3,503	$3,494	$3,027

Cash and cash equivalents at end of the period	$1,301	$11,328	$1,301	$11,328

Non-cash financing activities:
Stock issued for warrants exchange	-	1,633	-	1,633
Warrants liability classified as equity	130	42	-	42
Total non-cash financing activities	$130	$1,675	-	$1,675